Filed Pursuant to Rule 433(d) - Registration No. 333-132108

Nomura Asset Acceptance Corporation Alternative Loan Trust, Series 2006-WF1 Issuing Entity
Mortgage Pass-Through Certificates, Series 2006-WF1
$ 338 Million (+/- 10%)
(Approximate)

Free Writing Prospectus Supplement August 23, 2006
Nomura Asset Acceptance Corporation
Depositor Commission File Number: 333-132108

Citigroup

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Nomura account representative for another copy. This Free Writing Prospectus Supplement supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed Free Writing Prospectus Supplement. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus supplement is preliminary and is subject to completion or change.

The information in this free writing prospectus supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus supplement relating to these securities.

The asset-backed securities referred to in this free writing prospectus supplement are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus supplement. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus Supplement”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus Supplement. Although Nomura Securities International, Inc. and Citigroup Global Markets Inc. believe the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

Structural Summary

Structure Overview
Class	Initial Principal Balance ($) (1)	Expected Rating (Moody's/S&P) (2)	Coupon Type	Day Count	WAL (years) (3)(4)	Principal Window (months) (3)(4)	Legal Final Maturity
A-1	133,167,000	Aaa/AAA	Floating (5)	Actual	1.00	1-24	June 2036
A-2	29,481,000	Aaa/AAA	Fixed (6)	30/360	2.25	24-31	June 2036
A-3	36,856,000	Aaa/AAA	Fixed (6)	30/360	3.00	31-44	June 2036
A-4	50,710,000	Aaa/AAA	Fixed (6)	30/360	5.00	44-93	June 2036
A-5	25,816,000	Aaa/AAA	Fixed (6)	30/360	8.60	93-104	June 2036
A-6	30,670,000	Aaa/AAA	Fixed (6)	30/360	6.51	37-104	June 2036
M-1	11,888,000	Aa2/AA+	Fixed (6)	30/360	5.71	37-104	June 2036
M-2	9,510,000	A2/A+	Fixed (6)	30/360	5.71	37-104	June 2036
M-3	6,453,000	Baa2/BBB+	Fixed (6)	30/360	5.71	37-104	June 2036
M-4	3,057,000	Baa3/BBB	Fixed (6)	30/360	5.71	37-104	June 2036
Total	$ 337,608,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.

(3)	Run to the 10% optional termination.

(4)
Run at 100% PPC which assumes: the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") equal to 4.00% in the first month of the life of such pool, such rate increasing by approximately an additional 1.73% CPR (19%/11) each month thereafter through the twelfth month of the life of the pool, and such rate thereafter remaining constant at 23% CPR for the remainder of the life of the pool.

(5)
The pass-through rate for the Class A-1 Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus an applicable margin and (ii) the applicable Net WAC Pass-Through Rate.

(6)	Subject to a cap as described herein (see “Net WAC Pass-Through Rate” herein) and a step-up if applicable as described herein (see “Coupon Step-up” herein).

Transaction Overview

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2006-WF1, Mortgage Pass-Through Certificates, Series 2006-WF1
Cut-off Date:	August 1, 2006
Closing Date:	On or about August 30, 2006
Investor Settlement Date:	On or about August 31, 2006
Depositor:	Nomura Asset Acceptance Corporation
Underwriters:	Nomura Securities International, Inc. and Citigroup Global Markets Inc.
Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.
Servicer:	Wells Fargo Bank, N.A.
Special Servicer:	The Sponsor and/or its assignee will reserve the right to appoint a special servicer with respect to the Mortgage Loans serviced by Wells Fargo Bank, N.A.
Originator:
The originator of the Mortgage Loans is Wells Fargo Bank, N.A.

For additional information regarding the originator, please refer to “The Mortgage Pool - The Originator” in the accompanying Free Writing Prospectus.

Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
PMI Insurer: Credit Risk Manager:
PMI Mortgage Insurance Co., an Arizona corporation.

Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Mortgage Loans:	The trust will contain approximately 1,890 conventional one-to-four family fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”).
Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denominations:	For each class of Offered Certificates, $25,000 and integral multiples of $1 in excess thereof.
Distribution Date:	The 25th day of each calendar month beginning in September 2006, or if such day is not a business day, then the following business day.
Record Date:
For each class of Offered Certificates (other than the Class A-1 Certificates) and for any Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs. For the Class A-1 Certificates, the business day preceding the applicable Distribution Date so long as such certificates remain in book entry form; otherwise the record date shall be the same as for the other classes of Offered Certificates.

Last Scheduled Distribution Date:
The Distribution Date in June 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Prepayment Period:	With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.
Certificate Designations:
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (collectively, the “Senior Certificates”);

Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (collectively, the “Mezzanine Certificates”);

The Senior Certificates and the Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).

Additional Classes:
The Class P, Class X and Class R Certificates (together with the Offered Certificates, the “Certificates”) will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust and thereby effect early retirement of the Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:	One or more REMIC elections will be made for designated portions of the trust (exclusive of certain shortfall payments).
Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus Supplement. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:	Senior/subordination, excess spread, overcollateralization and a primary mortgage insurance policy issued by the PMI Insurer.

Summary of Terms

All numerical information contained in this Free Writing Prospectus Supplement is subject to a permitted variance of +/- 10%.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Net Mortgage Rate:
For any Mortgage Loan and Distribution Date shall be a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Fee Rates.

Fee Rates:
The Fee Rates payable to the Servicer, the Credit Risk Manager, the PMI Insurer, and, where applicable, the premium payable in connection with any lender paid primary mortgage insurance, which aggregate to a weighted average per annum rate of approximately 0.869% payable monthly.

Interest Accrual Period:
For each Distribution Date, the Interest Accrual Period for the Offered Certificates (other than the Class A-1 Certificates) will be the calendar month preceding the calendar month in which such Distribution Date occurs. The Interest Accrual Period for the Class A-1 Certificates will be (a) as to the Distribution Date in September 2006, the period commencing on the Closing Date and ending on the day preceding such Distribution Date, and (b) as to any Distribution Date after the Distribution Date in September 2006, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest will be calculated on a 30/360 basis for all classes of Offered Certificates other than the Class A-1 Certificates. Interest on the Class A-1 Certificates will be calculated on an actual/360 basis.

Interest Distribution Amount:
For any class of Certificates, on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act of 2003 or similar state and local laws.

Interest Carry Forward Amount:
For any class of Certificates on any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of Certificates remaining unpaid from the previous Distribution Dates.

Senior Interest Distribution Amount:

For the Senior Certificates on any Distribution Date, an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Compensating Interest:

With respect to each Distribution Date, the Servicer is required to make payments in respect of Prepayment Interest Shortfalls on the Mortgage Loans. With respect to any Distribution Date, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date and (b) the aggregate servicing fee due the Servicer for such Distribution Date. If the Servicer does not satisfy its obligation with respect to the payment of Compensating Interest, the Master Servicer will be required to make payments of Compensating Interest in an amount up to the master servicing compensation payable to the Master Servicer for the related Distribution Date.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.
Principal Funds:
With respect to any Distribution Date and the Mortgage Loans, an amount generally equal to the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or advanced on or before the servicer remittance date, (ii) principal prepayments, exclusive of any prepayment charges, collected during the related Prepayment Period, (iii) the stated principal balance of each Mortgage Loan repurchased by the Sponsor or the Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loan is less than the aggregate unpaid principal balance of any deleted Mortgage Loan delivered by the Sponsor or the Servicer in connection with a substitution of a Mortgage Loan, (v) all proceeds from any claims under the primary mortgage insurance policy issued by the PMI Insurer (the “PMI Policy”) and all liquidation proceeds and subsequent recoveries collected during the related Prepayment Period, to the extent such proceeds, liquidation proceeds and subsequent recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and (vi) the principal portion of the purchase price of the Mortgage Loans (and all assets acquired in respect of the Mortgage Loans) upon the exercise by the Master Servicer of the Optional Termination related to the Mortgage Loans, minus (vii) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee or the Custodian as provided in the pooling and servicing agreement and the servicing agreement and to the extent not paid or reimbursed from the Interest Remittance Amount.

Interest Remittance Amount:
With respect to any Distribution Date and the Mortgage Loans, that portion of the Available Distribution Amount for such Distribution Date generally equal to the sum, without duplication, of (i) all scheduled interest on each Mortgage Loan (adjusted to the Net Mortgage Rate) received during the related Due Period, (ii) all advances relating to interest made by the Servicer or Master Servicer for such Distribution Date, (iii) all Compensating Interest for that Distribution Date paid by the Servicer or the Master Servicer, (iv) all proceeds from any claims under the PMI Policy, liquidation proceeds and subsequent recoveries, to the extent such proceeds, liquidation proceeds and subsequent recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, (v) the interest portion of proceeds of the repurchase of any Mortgage Loans remitted to the Securities Administrator for that Distribution Date, and (vi) the interest portion of the purchase price of the Mortgage Loans (and all assets acquired in respect of the Mortgage Loans) upon exercise by the Master Servicer of the Optional Termination, minus (vii) amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager for such Distribution Date.

Realized Losses:
Shall mean (a) for any defaulted Mortgage Loan, the excess of the stated principal balance of such defaulted Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the stated principal balance of such Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable mortgage rate. To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Debt Service Reduction:
Means a reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

Deficient Valuation:
With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Monthly Servicer Advances:
The Servicer will be obligated to make advances of delinquent monthly principal and interest payments with respect to the Mortgage Loans, but only to the extent such amounts are deemed recoverable by the Servicer. In the event the Servicer fails to make a required advance the trustee (or a successor servicer appointed by the trustee) will be required to do so subject to its determination of recoverability.

Net Monthly Excess Cashflow:
With respect to any Distribution Date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of the Senior Interest Distribution Amount payable to the Senior Certificates and the Interest Distribution Amount payable to the Mezzanine Certificates and (B) the Principal Funds for that Distribution Date.

Credit Enhancement:
Subordination

The Senior Certificates will have a payment priority over the Mezzanine Certificates. Among the classes of Mezzanine Certificates, each class of Mezzanine Certificates with a lower numerical designation will have a payment priority over each class of Mezzanine Certificates with a higher numerical designation.

Excess Spread and Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates because the weighted average Net Mortgage Rate of the Mortgage Loans will be higher than the weighted average pass-through rate on the Offered Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of Mortgage Loans that is larger than the aggregate certificate principal balance of the Offered Certificates. Interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates and fees and expenses of the trust will be used to reduce the total certificate principal balance of the Senior Certificates and the Mezzanine Certificates until a level of overcollateralization equaling approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date has been achieved. The Overcollateralization Amount will provide credit support to the Offered Certificates.

As of the Closing Date, the initial Overcollateralization Amount will be approximately 0.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Primary Mortgage Insurance

Approximately 1,067 (55.43%) of the Mortgage Loans having an aggregate principal balance of approximately $188,272,189 as of the Cut-Off Date will be insured by the PMI Policy issued by the PMI Insurer, and the remaining Mortgage Loans with original loan-to-value ratios in excess of 80% will be covered by primary insurance policies maintained by the related borrower or the originator, as applicable. However, the PMI Policy will provide only limited protection against losses on defaulted Mortgage Loans which are covered by the PMI Policy.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date in the following order of priority:

1.    To Net Monthly Excess Cashflow;
2.    To the Overcollateralization Amount, until reduced to zero;
3.    To the Class M-4 Certificates, until reduced to zero;
4.    To the Class M-3 Certificates, until reduced to zero;
5.    To the Class M-2 Certificates, until reduced to zero; and
6.    To the Class M-1 Certificates, until reduced to zero.

There will be no allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, such allocated amounts will not be reinstated thereafter and no amounts will be distributed with respect to those written down amounts (even if Net Monthly Excess Cashflow and/or the Overcollateralization Amount are greater than zero on any subsequent Distribution Date).

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Senior Certificates and the Mezzanine Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the holders of the Offered Certificates against shortfalls in payments on the Offered Certificates.

Prior to the Stepdown Date, the Required Overcollateralization Amount will be approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  After the Stepdown Date and so long as a Trigger Event is not in effect, the Required Overcollateralization Amount will be the greater of (i) approximately 3.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (ii) 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Net Monthly Excess Cashflow, if available, will be applied first to pay principal on the Senior Certificates then to pay principal on the Mezzanine Certificates until the Overcollateralization Amount equals the Required Overcollateralization Amount.

Required Overcollateralization Percentage:
With respect to any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period).

Overcollateralization Increase Amount:	With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such Distribution Date.
Overcollateralization Reduction Amount:
With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in September 2009, and (y) the first Distribution Date on which the Credit Enhancement Percentage (“Credit Enhancement Percentage” or also referred to as “CE %”) of the Senior Certificates (calculated for this purpose only after taking into account the receipt of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is greater than or equal to approximately 21.90%.

Class A-1 Cap Agreement:
The Class A-1 Certificates will have the benefit of an interest rate cap agreement (the “Class A-1 Cap Agreement”) provided by the Class A-1 Cap Provider. Pursuant to the Class A-1 Cap Agreement, the Class A-1 Cap Provider will pay the Securities Administrator for the benefit of the Class A-1 Certificates an amount equal to the product of: (1) the excess, if any, of one-month LIBOR (as determined pursuant to the Class A-1 Cap Agreement and subject to a maximum rate as specified in the Class A-1 Cap Agreement) over a specified strike rate for the related Distribution Date; (2) the Class A-1 scheduled notional amount for the related Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Class A-1 Cap Provider:
A cap provider having, to the extent that it is rated by each of the following rating agencies, (i) a long-term credit rating of not less than A+ from S&P and (ii) a long-term credit rating or other similar rating of at least Aa3 by Moody’s, or if the cap provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 by Moody’s.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Certificates and any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the class or classes of Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.
Class  (Moody’s/S&P)  Initial CE % (approx.)
A*                    Aaa / AAA                                9.70%
M-1                   Aa2 / AA+                                6.20%
M-2                     A2 / A+                                   3.40%
M-3                  Baa2 / BBB+                              1.50%
M-4                  Baa3 / BBB                                 0.60%

*Refers to the Senior Certificates collectively.

Net WAC Pass-Through Rate:
With respect to each Distribution Date, a per annum rate (adjusted in the case of the Class A-1 Certificates for the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Net WAC Rate Carryover Amount:
On any Distribution Date, the “Net WAC Rate Carryover Amount” for any class of Offered Certificates will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest paid on such Distribution Date plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Dates not previously distributed. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of available funds.

Available Distribution Amount:	For any Distribution Date, an amount equal to the sum of the Interest Remittance Amount for that Distribution Date and the Principal Funds for that Distribution Date.
Class A-6 Lockout Distribution Amount:
For any Distribution Date the lesser of (i) the Class A-6 Certificate Principal Balance and (ii) the Class A-6 Lockout Distribution Percentage for such Distribution Date multiplied by the product of (A) a fraction, the numerator of which is the certificate principal balance of the Class A-6 Certificates and the denominator of which is the aggregate certificate principal balance of all the Senior Certificates, in each case immediately prior to such Distribution Date, and (B) the Senior Principal Distribution Amount for such Distribution Date.

Class A-6 Lockout Distribution Percentage:
The Class A-6 Lockout Distribution Percentage is assigned as follows:

Distribution Date Occurring in                        Percentage
September 2006 to August 2009                               0%
September 2009 to August 2011                             45%
September 2011 to August 2012                             80%
September 2012 to August 2013                           100%
September 2013 and thereafter                              300%

Principal Distribution Amount:

For any Distribution Date, an amount generally equal to the aggregate amount of the principal portion of all scheduled payments on the Mortgage Loans due during the related Due Period (whether or not received prior to the Determination Date), all unscheduled payments of principal received during the related Prepayment Period, insurance proceeds, liquidation proceeds, and any principal amounts related to the repurchase of any Mortgage Loans, that are received during the related Prepayment Period, in each case net of amounts reimbursable to the Trustee, the Servicer, and the Master Servicer plus the Overcollateralization Increase Amount, if any, or minus the Overcollateralization Reduction Amount, if any. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate certificate principal balance of the Offered Certificates.

Senior Principal Distribution Amount:
With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•        the Principal Distribution Amount for that Distribution Date; and

•       the excess, if any, of (A) the aggregate certificate principal balance of the Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (y) the sum of (A) approximately 18.20% and (B) the Required Overcollateralization Percentage.

The Senior Principal Distribution Amount will generally be distributed to the holders of the Senior Certificates in the following order of priority:

1.    To the Class A-6 Certificates, the Class A-6 Lockout Distribution Amount for that Distribution Date, until the certificate principal balance thereof has been reduced to zero; and

2.    To the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, sequentially, in that order until the certificate principal balance of each such class has been reduced to zero.

Class M-1 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), an amount equal to the lesser of (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Senior Principal Distribution Amount and (ii) the excess (if any) of (x) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of (1) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date) and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) multiplied by the sum of (A) approximately 11.20% and (B) the Required Overcollateralization Percentage.

Class M-2 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates and the Class M-1 Principal Distribution Amount to the Class M-1 Certificates, in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), an amount equal to the lesser of (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount and, (ii) the excess (if any) of (x) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of (1) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date), (2) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date) and (3) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) multiplied by the sum of (A) approximately 5.60% and (B) the Required Overcollateralization Percentage.

With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates, the Class M-1 Principal Distribution Amount to the Class M-1 Certificates, and the Class M-2 Principal Distribution Amount to the Class M-2 Certificates in each case on such Distribution Date.

Class M-3 Principal Distribution Amount:
With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), an amount equal to the lesser of (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and, (ii) the excess (if any) of (x) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of (1) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date), (2) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date) and (4)the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) multiplied the sum of 1.80% and the Required Overcollateralization Percentage.

Class M-4 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates, the Class M-1 Principal Distribution Amount to the Class M-1 Certificates, the Class M-2 Principal Distribution Amount to the Class M-2 Certificates, and the Class M-3 Principal Distribution Amount to the Class M-3 Certificates in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), an amount equal to the lesser of (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and, (ii) the excess (if any) of (x) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of (1) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date), (2) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), (4) the certificate principal balance of the class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount for such Distribution Date) and (5) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) multiplied by the Required Overcollateralization Percentage.

Coupon Step-up:
On each Distribution Date following the first possible date on which the Optional Termination with respect to the Mortgage Loans may be exercised, the pass-through rates on the Class A-5, Class A-6, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will increase by 0.50% per annum, subject to the Net WAC Pass-Through Rate.

Trigger Event:
A Trigger Event is in effect if either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (i) the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Mortgage Loan by foreclosure, sale, disposition or otherwise (“REO Property”) by (ii) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 31.96% of the Credit Enhancement Percentage of the Senior Certificates for the prior Distribution Date.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date                                    Percentage
September 2009 to August 2010              0.40%
September 2010 to August 2011              1.00%
September 2011 to August 2012              1.75%
September 2012 and thereafter                 2.50%

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.  From the Interest Remittance Amount, to pay interest on the Senior Certificates, pro rata, including any Interest Carry Forward Amount from a prior Distribution Date.

2.  From the Interest Remittance Amount remaining after payments pursuant to clause (1) above, to pay interest to the Mezzanine Certificates sequentially excluding any Interest Carry Forward Amount from a prior Distribution Date.

3.  From the Principal Distribution Amount, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described in “Senior Principal Distribution Amount”, until the certificate principal balance of each such class has been reduced to zero.

4.  From the Principal Distribution Amount remaining after payments of principal to the Senior Certificates to pay principal to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, in the amounts specified under “Class M-1 Principal Distribution Amount”, “Class M-2 Principal Distribution Amount”, “Class M-3 Principal Distribution Amount” and “Class M-4 Principal Distribution Amount”.

5.  From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization Amount.

6.  From Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

7.  From Net Monthly Excess Cashflow, if any, concurrently, to pay (i) to the Senior Certificates (other than the Class A-1 Certificates), the applicable Net WAC Rate Carryover Amount with respect to each such class and (ii) to the Class A-1 Certificates, the amount by which the sum of the applicable Net WAC Rate Carryover Amount for such class exceeds the amounts received by the Securities Administrator with respect to the Class A-1 Cap Agreement since the prior Distribution Date, on a pro rata basis, based on the entitlement of each such class.

8.  From Net Monthly Excess Cashflow, if any, to pay the applicable Net WAC Rate Carryover Amount to the Mezzanine Certificates, on a sequential basis.

9.  To pay any remaining amount to the Additional Classes in accordance with the pooling and servicing agreement.

Yield Tables to Call
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC

A1 (@ par)	Yield	5.51	5.51	5.51	5.51	5.51	5.51	5.51
	WAL	3.36	1.83	1.28	1.00	0.82	0.70	0.55
	Mod Durn	2.93	1.70	1.21	0.95	0.79	0.68	0.54
	Principal Window	Sep06 - Mar14	Sep06 - Jul10	Sep06 - Apr09	Sep06 - Aug08	Sep06 - Mar08	Sep06 - Dec07	Sep06 - Aug07
	Principal # Months	91	47	32	24	19	16	12

A2 (@ par)	Yield	5.86	5.82	5.77	5.73	5.68	5.64	5.55
	WAL	9.08	4.50	2.99	2.25	1.80	1.50	1.12
	Mod Durn	6.85	3.85	2.67	2.05	1.67	1.40	1.06
	Principal Window	Mar14 - May17	Jul10 - Oct11	Apr09 - Jan10	Aug08 - Mar09	Mar08 - Aug08	Dec07 - Apr08	Aug07 - Nov07
	Principal # Months	39	16	10	8	6	5	4

A3 (@ par)	Yield	5.93	5.89	5.86	5.82	5.79	5.75	5.67
	WAL	13.09	6.44	4.13	3.00	2.34	1.93	1.41
	Mod Durn	8.86	5.20	3.56	2.68	2.13	1.78	1.32
	Principal Window	May17 - Mar22	Oct11 - Jan15	Jan10 - Aug11	Mar09 - Apr10	Aug08 - Apr09	Apr08 - Nov08	Nov07 - Mar08
	Principal # Months	59	40	20	14	9	8	5

A4 (@ par)	Yield	6.22	6.21	6.19	6.16	6.13	6.09	6.02
	WAL	19.54	11.98	7.53	5.00	3.67	2.75	1.93
	Mod Durn	11.00	8.17	5.79	4.16	3.18	2.46	1.77
	Principal Window	Mar22 - Jun30	Jan15 - Dec22	Aug11 - Jan18	Apr10 - May14	Apr09 - Sep11	Nov08 - Jul10	Mar08 - Dec08
	Principal # Months	100	96	78	50	30	21	10

A5 (@ par)	Yield	6.52	6.51	6.50	6.49	6.47	6.45	6.37
	WAL	23.82	16.32	11.49	8.60	6.31	4.83	2.54
	Mod Durn	11.83	9.80	7.88	6.41	5.02	4.02	2.28
	Principal Window	Jun30 - Jun30	Dec22 - Dec22	Jan18 - Feb18	May14 - Apr15	Sep11 - Jun13	Jul10 - Mar12	Dec08 - Jun09
	Principal # Months	1	1	2	12	22	21	7

A6 (@ par)	Yield	6.03	6.02	6.02	6.01	6.00	6.00	5.96
	WAL	9.45	7.93	7.07	6.51	5.88	5.20	3.63
	Mod Durn	6.81	6.02	5.53	5.19	4.79	4.33	3.17
	Principal Window	Sep09 - Jun30	Sep09 - Dec22	Sep09 - Feb18	Sep09 - Apr15	Dec09 - Jun13	Feb10 - Mar12	Jun09 - Jul10
	Principal # Months	250	160	102	68	43	26	14

M1 (@ par)	Yield	6.34	6.33	6.31	6.29	6.28	6.27	6.26
	WAL	17.48	10.97	7.59	5.71	4.67	4.12	3.85
	Mod Durn	10.08	7.49	5.73	4.58	3.89	3.51	3.32
	Principal Window	May16 - Jun30	Jan12 - Dec22	Apr10 - Feb18	Sep09 - Apr15	Nov09 - Jun13	Dec09 - Mar12	Apr10 - Jul10
	Principal # Months	170	132	95	68	44	28	4

M2 (@ par)	Yield	6.55	6.53	6.51	6.49	6.48	6.46	6.45
	WAL	17.48	10.97	7.59	5.71	4.64	4.05	3.60
	Mod Durn	9.93	7.41	5.69	4.55	3.84	3.43	3.12
	Principal Window	May16 - Jun30	Jan12 - Dec22	Apr10 - Feb18	Sep09 - Apr15	Oct09 - Jun13	Nov09 - Mar12	Jan10 - Jul10
	Principal # Months	170	132	95	68	45	29	7

M3 (@ par)	Yield	6.75	6.73	6.72	6.70	6.68	6.66	6.64
	WAL	17.48	10.97	7.59	5.71	4.62	4.00	3.44
	Mod Durn	9.78	7.33	5.64	4.52	3.81	3.38	2.98
	Principal Window	May16 - Jun30	Jan12 - Dec22	Apr10 - Feb18	Sep09 - Apr15	Sep09 - Jun13	Oct09 - Mar12	Nov09 - Jul10
	Principal # Months	170	132	95	68	46	30	9

M4 (@ par)	Yield	6.75	6.73	6.72	6.70	6.68	6.66	6.64
	WAL	17.48	10.97	7.59	5.71	4.62	3.97	3.36
	Mod Durn	9.78	7.33	5.64	4.52	3.80	3.36	2.92
	Principal Window	May16 - Jun30	Jan12 - Dec22	Apr10 - Feb18	Sep09 - Apr15	Sep09 - Jun13	Sep09 - Mar12	Oct09 - Jul10
	Principal # Months	170	132	95	68	46	31	10

Yield Tables to Maturity
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC

A1 (@ par)	Yield	5.51	5.51	5.51	5.51	5.51	5.51	5.51
	WAL	3.36	1.83	1.28	1.00	0.82	0.70	0.55
	Mod Durn	2.93	1.70	1.21	0.95	0.79	0.68	0.54
	Principal Window	Sep06 - Mar14	Sep06 - Jul10	Sep06 - Apr09	Sep06 - Aug08	Sep06 - Mar08	Sep06 - Dec07	Sep06 - Aug07
	Principal # Months	91	47	32	24	19	16	12

A2 (@ par)	Yield	5.86	5.82	5.77	5.73	5.68	5.64	5.55
	WAL	9.08	4.50	2.99	2.25	1.80	1.50	1.12
	Mod Durn	6.85	3.85	2.67	2.05	1.67	1.40	1.06
	Principal Window	Mar14 - May17	Jul10 - Oct11	Apr09 - Jan10	Aug08 - Mar09	Mar08 - Aug08	Dec07 - Apr08	Aug07 - Nov07
	Principal # Months	39	16	10	8	6	5	4

A3 (@ par)	Yield	5.93	5.89	5.86	5.82	5.79	5.75	5.67
	WAL	13.09	6.44	4.13	3.00	2.34	1.93	1.41
	Mod Durn	8.86	5.20	3.56	2.68	2.13	1.78	1.32
	Principal Window	May17 - Mar22	Oct11 - Jan15	Jan10 - Aug11	Mar09 - Apr10	Aug08 - Apr09	Apr08 - Nov08	Nov07 - Mar08
	Principal # Months	59	40	20	14	9	8	5

A4 (@ par)	Yield	6.22	6.21	6.19	6.16	6.13	6.09	6.02
	WAL	19.54	11.99	7.53	5.00	3.67	2.75	1.93
	Mod Durn	11.00	8.17	5.79	4.16	3.18	2.46	1.77
	Principal Window	Mar22 - Aug30	Jan15 - Jan23	Aug11 - Jan18	Apr10 - May14	Apr09 - Sep11	Nov08 - Jul10	Mar08 - Dec08
	Principal # Months	102	97	78	50	30	21	10

A5 (@ par)	Yield	6.54	6.57	6.59	6.59	6.57	6.51	6.37
	WAL	26.60	20.76	15.30	11.48	8.17	5.56	2.54
	Mod Durn	12.36	11.06	9.35	7.78	6.03	4.46	2.28
	Principal Window	Aug30 - Jan36	Jan23 - Sep34	Jan18 - Sep30	May14 - Nov25	Sep11 - Jan22	Jul10 - Apr19	Dec08 - Jun09
	Principal # Months	66	141	153	139	125	106	7

A6 (@ par)	Yield	6.03	6.02	6.02	6.02	6.04	6.08	6.10
	WAL	9.46	7.95	7.12	6.64	6.36	6.24	4.80
	Mod Durn	6.82	6.02	5.55	5.26	5.09	5.01	4.01
	Principal Window	Sep09 - Nov35	Sep09 - Jul34	Sep09 - Jul30	Sep09 - Sep25	Dec09 - Nov21	Feb10 - Feb19	Jun09 - Jul15
	Principal # Months	315	299	251	193	144	109	74

M1 (@ par)	Yield	6.35	6.35	6.34	6.33	6.32	6.31	6.31
	WAL	18.05	11.90	8.42	6.37	5.19	4.55	4.22
	Mod Durn	10.20	7.76	6.06	4.90	4.18	3.77	3.58
	Principal Window	May16 - Jan36	Jan12 - Nov34	Apr10 - Dec30	Sep09 - Feb26	Nov09 - Apr22	Dec09 - Jun19	Apr10 - Sep15
	Principal # Months	237	275	249	198	150	115	66

M2 (@ par)	Yield	6.55	6.55	6.54	6.53	6.52	6.51	6.49
	WAL	18.05	11.90	8.42	6.37	5.17	4.48	3.91
	Mod Durn	10.04	7.67	6.01	4.86	4.13	3.70	3.33
	Principal Window	May16 - Feb36	Jan12 - Dec34	Apr10 - Feb31	Sep09 - Apr26	Oct09 - Jun22	Nov09 - Aug19	Jan10 - Oct15
	Principal # Months	238	276	251	200	153	118	70

M3 (@ par)	Yield	6.75	6.75	6.75	6.73	6.72	6.71	6.69
	WAL	18.05	11.90	8.43	6.37	5.15	4.43	3.75
	Mod Durn	9.88	7.58	5.95	4.82	4.09	3.64	3.19
	Principal Window	May16 - Feb36	Jan12 - Dec34	Apr10 - Apr31	Sep09 - Jun26	Sep09 - Jul22	Oct09 - Sep19	Nov09 - Oct15
	Principal # Months	238	276	253	202	155	120	72

M4 (@ par)	Yield	6.75	6.75	6.75	6.73	6.72	6.71	6.69
	WAL	18.05	11.90	8.43	6.37	5.15	4.40	3.67
	Mod Durn	9.88	7.58	5.95	4.82	4.09	3.62	3.13
	Principal Window	May16 - Feb36	Jan12 - Jan35	Apr10 - Apr31	Sep09 - Jun26	Sep09 - Aug22	Sep09 - Sep19	Oct09 - Nov15
	Principal # Months	238	277	253	202	156	121	74

Net WAC Table

Period	Net WAC Cap (%)	Period	Net WAC Cap (%)	Period	Net WAC Cap (%)
1	5.25	36	7.10	71	7.11
2	5.01	37	7.10	72	7.11
3	4.99	38	7.10	73	7.11
4	5.11	39	7.10	74	7.11
5	5.10	40	7.10	75	7.11
6	5.17	41	7.10	76	7.11
7	5.42	42	7.10	77	7.11
8	5.33	43	7.10	78	7.11
9	5.48	44	7.10	79	7.11
10	5.52	45	7.10	80	7.11
11	5.67	46	7.10	81	7.11
12	5.72	47	7.10	82	7.11
13	5.82	48	7.10	83	7.11
14	5.96	49	7.11	84	7.11
15	6.03	50	7.11	85	7.11
16	6.16	51	7.11	86	7.11
17	6.24	52	7.11	87	7.11
18	6.34	53	7.11	88	7.11
19	6.50	54	7.11	89	7.11
20	6.57	55	7.11	90	7.11
21	6.70	56	7.11	91	7.11
22	6.80	57	7.11	92	7.11
23	6.93	58	7.11	93	7.11
24	7.05	59	7.11	94	7.11
25	7.10	60	7.11	95	7.11
26	7.10	61	7.11	96	7.11
27	7.10	62	7.11	97	7.11
28	7.10	63	7.11	98	7.11
29	7.10	64	7.11	99	7.11
30	7.10	65	7.11	100	7.11
31	7.10	66	7.11	101	7.11
32	7.10	67	7.11	102	7.11
33	7.10	68	7.11	103	7.11
34	7.10	69	7.11	104	7.11
35	7.10	70	7.11		

Note:

Run at 100 PPC

Run to Call

Does not include interest from the Class A-1 Certificates

Class A-1 Net Effective Coupon Table

Period	Effective Coupon (%) (1)	Effective Coupon (%) (2) (3)
1	5.45	5.45
2	5.45	11.50
3	5.45	11.50
4	5.45	11.50
5	5.45	11.50
6	5.45	11.50
7	5.45	11.50
8	5.45	11.50
9	5.45	11.50
10	5.45	11.50
11	5.45	11.50
12	5.45	11.50
13	5.45	11.50
14	5.45	11.50
15	5.45	11.50
16	5.45	11.50
17	5.45	11.50
18	5.45	11.50
19	5.45	11.50
20	5.45	11.50
21	5.45	11.50
22	5.45	11.51
23	5.45	11.50
24	5.45	11.50

Note:
Run at 100% PPC
Run through the life of the Class A-1 Cap Agreement
1 One Month LIBOR = 5.35%
2 Remains at 5.35% for first month, then spikes to 11.40% for period two and thereafter
3 Includes payments made pursuant to the Class A-1 Cap Agreement

Excess Spread Table
Period	Forward 1 mo LIBOR (%)	Excess Spread at Forward LIBOR (%)	Excess Spread at Static LIBOR (%)	Period	Forward 1 mo LIBOR (%)	Excess Spread at Forward LIBOR (%)	Excess Spread at Static LIBOR (%)
1	5.350	1.56%	1.56%	53	5.206	1.07%	1.07%
2	5.411	1.25%	1.27%	54	5.211	1.07%	1.07%
3	5.413	1.18%	1.21%	55	5.218	1.07%	1.07%
4	5.427	1.25%	1.28%	56	5.221	1.07%	1.07%
5	5.423	1.18%	1.21%	57	5.225	1.07%	1.07%
6	5.379	1.20%	1.21%	58	5.228	1.07%	1.07%
7	5.343	1.40%	1.39%	59	5.230	1.07%	1.07%
8	5.308	1.23%	1.22%	60	5.235	1.06%	1.06%
9	5.256	1.30%	1.27%	61	5.240	1.06%	1.06%
10	5.198	1.26%	1.22%	62	5.246	1.06%	1.06%
11	5.151	1.32%	1.26%	63	5.252	1.06%	1.06%
12	5.105	1.28%	1.22%	64	5.257	1.06%	1.06%
13	5.053	1.29%	1.22%	65	5.259	1.06%	1.06%
14	5.012	1.33%	1.25%	66	5.263	1.05%	1.05%
15	4.988	1.28%	1.21%	67	5.265	1.05%	1.05%
16	4.963	1.30%	1.24%	68	5.267	1.05%	1.05%
17	4.941	1.26%	1.20%	69	5.269	1.05%	1.05%
18	4.934	1.25%	1.19%	70	5.269	1.05%	1.05%
19	4.925	1.28%	1.23%	71	5.269	1.04%	1.04%
20	4.919	1.22%	1.18%	72	5.269	1.04%	1.04%
21	4.921	1.22%	1.19%	73	5.268	1.04%	1.04%
22	4.922	1.19%	1.17%	74	5.269	1.04%	1.04%
23	4.925	1.18%	1.17%	75	5.270	1.03%	1.03%
24	4.931	1.16%	1.15%	76	5.272	1.03%	1.03%
25	4.934	1.15%	1.15%	77	5.275	1.03%	1.03%
26	4.941	1.15%	1.15%	78	5.277	1.03%	1.03%
27	4.954	1.14%	1.14%	79	5.283	1.02%	1.02%
28	4.971	1.14%	1.14%	80	5.288	1.02%	1.02%
29	4.981	1.14%	1.14%	81	5.294	1.02%	1.02%
30	4.987	1.14%	1.14%	82	5.301	1.01%	1.01%
31	4.995	1.13%	1.13%	83	5.311	1.01%	1.01%
32	5.005	1.13%	1.13%	84	5.318	1.01%	1.01%
33	5.018	1.13%	1.13%	85	5.323	1.01%	1.01%
34	5.029	1.13%	1.13%	86	5.331	1.00%	1.00%
35	5.042	1.13%	1.13%	87	5.337	0.99%	0.99%
36	5.053	1.12%	1.12%	88	5.341	0.99%	0.99%
37	5.067	1.12%	1.12%	89	5.347	0.98%	0.98%
38	5.082	1.11%	1.11%	90	5.350	0.98%	0.98%
39	5.093	1.10%	1.10%	91	5.356	0.97%	0.97%
40	5.105	1.10%	1.10%	92	5.361	0.97%	0.97%
41	5.116	1.10%	1.10%	93	5.364	0.96%	0.96%
42	5.124	1.09%	1.09%	94	5.366	0.96%	0.96%
43	5.134	1.09%	1.09%	95	5.371	0.95%	0.95%
44	5.141	1.08%	1.08%	96	5.375	0.95%	0.95%
45	5.148	1.08%	1.08%	97	5.381	0.95%	0.95%
46	5.154	1.08%	1.08%	98	5.388	0.94%	0.94%
47	5.158	1.08%	1.08%	99	5.393	0.94%	0.94%
48	5.165	1.08%	1.08%	100	5.398	0.94%	0.94%
49	5.175	1.08%	1.08%	101	5.400	0.93%	0.93%
50	5.184	1.07%	1.07%	102	5.401	0.93%	0.93%
51	5.191	1.07%	1.07%	103	5.403	0.93%	0.93%
52	5.199	1.07%	1.07%	104	5.404	0.93%	0.93%
Note:
Run at 100 PPC
One-Month LIBOR = 5.350%
Run to call

Breakeven Losses
M1
Loss Severity	30%	40%	50%
CDR %	10.66	7.53	5.82
Collateral Loss	9.25%	9.41%	9.51%

M2
Loss Severity	30%	40%	50%
CDR %	6.94	5.03	3.95
Collateral Loss	6.61%	6.72%	6.80%

M3
Loss Severity	30%	40%	50%
CDR %	4.87	3.59	2.84
Collateral Loss	4.90%	4.99%	5.04%

M4
Loss Severity	30%	40%	50%
CDR %	4.18	3.10	2.47
Collateral Loss	4.29%	4.37%	4.43%

Assumptions:
1) Run at the pricing speed to maturity
2) Triggers are failing
3) 12 month liquidation lag
4) "Break" is the CDR which creates the first dollar principal loss on the specified bond
5) Defaults are in addition to prepayments
6) Principal and Interest Advance
7) One-Month LIBOR = 5.35%

SUMMARY OF THE MORTGAGE LOANS

Number of Mortgage Loans:	1,890	Weighted Average FICO Score:	673
Aggregate Principal Balance:	$339,645,085	First Liens:	100.00%
		Fixed Non-Balloon Loans:	100.00%

Average Principal Balance:	$179,706	Purpose:
Low Principal Balance:	$10,375	Purchase:	46.18%
High Principal Balance:	$997,220	Refinance - Rate/Term:	8.87%
Weighted Average Coupon:	7.971%	Refinance - Cashout:	44.95%
Low Coupon:	5.375%
High Coupon:	10.125%	Property Type:
Weighted Average Stated Remaining Term:	353 months	Single Family Residence:	76.03%
Low Stated Remaining Term:	171 months	2-4 Family:	11.38%
High Stated Remaining Term:	357 months	PUD:	2.20%
Weighted Average Seasoning:	4 months	Condominium:	10.40%
Latest Maturity Date:	May 1, 2036
State Concentration (>5%):
California	15.71%
Florida	15.22%	Occupancy Status:
		Owner-Occupied:	72.29%
		Investment:	22.77%
		Second Home:	4.94%

Interest Only Loans:	11.93%	Documentation:
		Reduced/Limited:	17.92%
Weighted Average Original LTV:	82.95%	No Documentation:	17.11%
Low LTV:	8.37%	No Ratio:	3.95%
High LTV:	95.00%	Stated:	61.02%
Weighted Average Effective LTV: (2)	67.76%
Low Effective LTV: (2)	8.37%
High Effective LTV: (2)	80.00%	Weighted Average Prepayment Penalty Term:(1)	34 months
		Mortgage Loans with Prepayment Penalties:	56.62%

(1)  For Mortgage Loans with prepayment penalties only.

(2)  Effective LTV’s are calculated by accounting for the PMI premium insurance coverage.

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	WeightedAverage Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
Fixed 15yr	58	$5,466,802	1.61%	7.485%	673	64.39%	71.38%	176
Fixed 30yr	1,682	293,655,205	86.46	7.919	673	67.66	82.91	356
Fixed 30yr - IO	150	40,523,078	11.93	8.420	669	68.97	84.74	356
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Principal Balances at Origination of the Mortgage Loans
Principal Balances at Origination ($)	Number of Mortgage Loans	Aggregate Current Principal Balance	Percentage of Aggregate Original Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
1 - 50,000	188	$7,142,593	2.10%	8.395%	678	66.37%	79.92%	343
50,001 - 100,000	450	32,998,931	9.72	8.264	679	65.98	81.40	347
100,001 - 150,000	348	43,766,396	12.89	8.068	676	66.99	83.64	350
150,001 - 200,000	273	47,326,300	13.93	8.057	674	67.84	84.06	353
200,001 - 250,000	198	44,496,823	13.10	8.017	666	67.87	84.39	355
250,001 - 300,000	145	39,701,337	11.69	8.067	669	67.47	85.48	356
300,001 - 350,000	76	24,496,177	7.21	7.908	678	67.73	82.57	356
350,001 - 400,000	67	25,004,985	7.36	8.002	668	68.77	85.55	353
400,001 - 450,000	54	22,826,050	6.72	7.790	672	68.20	80.96	356
450,001 - 500,000	30	14,284,658	4.21	7.624	675	69.53	82.60	350
500,001 - 550,000	17	8,959,416	2.64	7.523	668	67.43	81.55	356
550,001 - 600,000	16	9,142,466	2.69	7.451	666	73.77	81.18	356
600,001 - 650,000	18	11,379,494	3.35	7.863	668	69.44	82.52	356
650,001 - 700,000	2	1,366,256	0.40	7.310	694	80.00	80.00	357
700,001 - 750,000	3	2,232,765	0.66	6.875	652	66.18	66.18	356
800,001 - 850,000	1	844,199	0.25	7.000	624	41.22	41.22	356
850,001 - 900,000	2	1,753,185	0.52	7.579	716	59.20	59.20	356
900,001 - 950,000.	1	925,835	0.27	5.950	706	70.00	70.00	356
950,001 - 1,000,000	1	997,220	0.29	7.875	793	65.57	65.57	356
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Remaining Principal Balance of the Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
1 - 50,000	191	$7,291,949	2.15%	8.378%	677	66.35%	79.63%	342
50,001 - 100,000	447	32,849,575	9.67	8.267	679	65.98	81.47	347
100,001 - 150,000	352	44,363,798	13.06	8.062	676	67.00	83.68	349
150,001 - 200,000	275	47,925,628	14.11	8.052	675	67.74	83.65	353
200,001 - 250,000	196	44,281,859	13.04	8.026	665	68.10	84.70	355
250,001 - 300,000	142	39,019,498	11.49	8.064	670	67.30	85.66	356
300,001 - 350,000	76	24,546,031	7.23	7.898	677	67.92	82.42	356
350,001 - 400,000	68	25,454,093	7.49	8.028	668	68.55	85.42	353
400,001 - 450,000	52	22,027,161	6.49	7.771	672	68.28	81.08	356
450,001 - 500,000	30	14,284,658	4.21	7.624	675	69.53	82.60	350
500,001 - 550,000	17	8,959,416	2.64	7.523	668	67.43	81.55	356
550,001 - 600,000	16	9,142,466	2.69	7.451	666	73.77	81.18	356
600,001 - 650,000	18	11,379,494	3.35	7.863	668	69.44	82.52	356
650,001 - 700,000	2	1,366,256	0.40	7.310	694	80.00	80.00	357
700,001 - 750,000	3	2,232,765	0.66	6.875	652	66.18	66.18	356
800,001 - 850,000	1	844,199	0.25	7.000	624	41.22	41.22	356
850,001 - 900,000	2	1,753,185	0.52	7.579	716	59.20	59.20	356
900,001 - 950,000.	1	925,835	0.27	5.950	706	70.00	70.00	356
950,001 - 1,000,000	1	997,220	0.29	7.875	793	65.57	65.57	356
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Original Terms of the Mortgage Loans
Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
180	58	$5,466,802	1.61%	7.485%	673	64.39%	71.38%	176
360	1,832	334,178,283	98.39	7.979	673	67.82	83.13	356
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Remaining Terms of the Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
121 - 180	58	$5,466,802	1.61%	7.485%	673	64.39%	71.38%	176
301 - 360	1,832	334,178,283	98.39	7.979	673	67.82	83.13	356
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Original Loan-to-Value Ratio of the Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
Less than or equal to 50.00	58	$8,826,434	2.60%	7.370%	656	40.20%	40.20%	344
50.01 - 55.00	19	3,320,429	0.98	7.428	665	53.19	53.19	339
55.01 - 60.00	41	7,450,337	2.19	7.305	671	58.48	58.48	348
60.01 - 65.00	37	6,565,023	1.93	7.303	678	63.05	63.05	352
65.01 - 70.00	140	22,922,900	6.75	7.417	675	68.73	68.73	350
70.01 - 75.00	98	17,415,947	5.13	7.748	679	73.51	73.51	352
75.01 - 80.00	365	75,131,259	22.12	7.469	680	79.32	79.32	353
80.01 - 85.00	84	15,303,929	4.51	8.156	664	64.58	84.19	351
85.01 - 90.00	724	124,425,045	36.63	8.326	674	64.79	89.68	355
90.01 - 95.00	324	58,283,782	17.16	8.382	663	64.67	94.86	355
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Original Combined Loan-to-Value Ratio of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
Less than or equal to 50.00	57	$8,696,960	2.56%	7.373%	656	40.08%	40.08%	343
50.01 - 55.00	18	3,190,848	0.94	7.440	664	53.24	53.24	338
55.01 - 60.00	39	6,599,872	1.94	7.367	673	58.47	58.47	350
60.01 - 65.00	36	6,450,992	1.90	7.306	678	63.02	63.02	352
65.01 - 70.00	136	20,493,956	6.03	7.430	670	68.92	68.92	349
70.01 - 75.00	96	15,920,425	4.69	7.791	682	73.19	73.19	351
75.01 - 80.00	286	58,862,308	17.33	7.541	672	78.82	78.82	352
80.01 - 85.00	85	16,365,409	4.82	8.082	664	65.20	83.40	351
85.01 - 90.00	736	127,961,027	37.67	8.292	673	65.07	89.13	354
90.01 - 95.00	332	60,414,852	17.79	8.341	664	65.04	94.36	355
95.01 - 100.00	69	14,688,436	4.32	7.242	719	79.35	79.87	355
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Mortgage Rate of the Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
5.001 - 5.500	1	$257,364	0.08%	5.375%	672	34.67%	34.67%	356
5.501 - 6.000	3	1,141,150	0.34	5.954	702	68.13	68.13	336
6.001 - 6.500	24	6,280,160	1.85	6.469	669	68.90	69.23	352
6.501 - 7.000	142	38,281,345	11.27	6.852	678	69.42	72.32	351
7.001 - 7.500	235	48,732,348	14.35	7.356	673	71.07	77.99	349
7.501 - 8.000	507	96,115,364	28.30	7.813	671	68.58	82.74	352
8.001 - 8.500	457	73,586,390	21.67	8.327	673	66.36	86.32	355
8.501 - 9.000	376	53,691,388	15.81	8.783	669	65.21	89.88	356
9.001 - 9.500	114	16,762,836	4.94	9.280	681	64.92	90.45	356
9.501 - 10.000	29	4,749,131	1.40	9.806	671	64.75	90.80	356
10.001 - 10.500	2	47,608	0.01	10.125	653	64.80	90.00	356
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

FICO Score at Origination of the Mortgage Loans
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
601 - 620	33	$5,555,524	1.64%	7.822%	620	69.69%	82.96%	353
621 - 640	426	80,723,336	23.77	7.949	631	66.79	82.66	353
641 - 660	401	73,493,327	21.64	8.015	650	66.60	82.76	353
661 - 680	343	63,204,230	18.61	7.982	669	67.84	82.99	353
681 - 700	224	38,430,662	11.31	8.119	690	68.15	85.60	355
701 - 720	182	31,591,589	9.30	7.852	710	68.53	81.65	354
721 - 740	113	20,331,266	5.99	7.918	730	71.28	83.05	348
741 - 760	73	10,840,063	3.19	7.772	750	70.19	84.12	354
761 - 780	43	6,298,235	1.85	8.131	768	67.56	81.91	354
781 - 800	37	7,637,870	2.25	7.846	790	70.17	78.49	354
Greater than or equal to 801	15	1,538,984	0.45	8.012	803	64.26	81.80	346
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
No Ratio	62	$13,420,712	3.95%	8.360%	682	66.49%	85.79%	353
NINA	370	58,105,638	17.11	8.190	688	67.22	83.85	352
Reduced/Limited	279	60,852,332	17.92	7.569	681	70.94	80.83	354
Stated	1,179	207,266,403	61.02	8.003	665	67.07	83.13	353
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
Owner-Occupied	1,123	$245,534,348	72.29%	7.785%	668	67.84%	82.85%	352
Investor	680	77,336,763	22.77	8.591	687	66.88	83.32	354
Second Home	87	16,773,974	4.94	7.848	682	70.77	82.55	355
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
Purchase	925	$156,850,927	46.18%	8.164%	685	68.45%	86.85%	355
Refinance - Cash Out	775	152,656,728	44.95	7.821	661	67.11	79.70	350
Refinance - Rate/Term	190	30,137,430	8.87	7.735	667	67.46	79.04	353
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Property Type of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
Single Family	1,466	$258,216,726	76.03%	7.894%	670	67.88%	82.91%	353
2-4 Family	204	38,644,216	11.38	8.174	686	66.89	79.63	353
Condominium	190	35,313,107	10.40	8.255	681	68.39	85.79	355
PUD	30	7,471,037	2.20	8.249	664	65.29	87.74	355
Total	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Effective Loan-to-Value Ratio of the Mortgage Loans
Original Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
Less than or equal to 50.00	58	$8,826,434	2.60%	7.37%	656	40.20%	40.20%	344
50.01 - 55.00	19	3,320,429	0.98	7.428	665	53.19	53.19	339
55.01 - 60.00	41	7,450,337	2.19	7.305	671	58.48	58.48	348
60.01 - 65.00	1,114	196,536,852	57.87	8.302	670	64.59	89.81	354
65.01 - 70.00	194	30,873,375	9.09	7.608	674	68.29	74.7	351
70.01 - 75.00.	99	17,506,399	5.15	7.749	678	73.5	73.55	352
75.01 - 80.00	365	75,131,259	22.12	7.469	680	79.32	79.32	353
Total	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Geographic Distribution of the Mortgage Loans
Geographic Distribution	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
California	151	$53,373,480	15.71%	7.411%	669	68.40%	77.18%	356
Florida	248	51,680,459	15.22	8.203	670	66.94	83.68	355
Maryland	60	15,461,424	4.55	7.910	669	69.09	83.99	356
Illinois	83	14,488,927	4.27	8.430	661	66.99	85.70	355
New Jersey	54	14,441,241	4.25	8.081	688	66.78	82.24	356
Arizona	65	13,943,807	4.11	7.890	671	66.08	81.82	347
Pennsylvania	137	13,634,269	4.01	8.131	665	67.15	85.20	351
New York	65	12,811,226	3.77	7.932	681	66.50	78.22	348
Texas	86	11,205,066	3.30	7.806	674	70.73	85.16	348
Ohio	100	9,541,571	2.81	8.130	664	67.84	86.93	355
Georgia	56	9,323,484	2.75	8.152	686	69.25	85.12	350
Virginia	41	9,074,854	2.67	7.803	672	68.49	84.69	354
Massachusetts	31	8,673,344	2.55	8.152	675	68.47	85.01	356
Michigan	63	7,906,400	2.33	8.214	660	67.63	87.00	356
Colorado	32	7,587,957	2.23	7.926	685	66.76	86.25	356
Nevada	24	7,264,065	2.14	7.524	686	69.52	79.86	356
North Carolina	47	5,640,895	1.66	8.273	656	67.59	87.15	336
Missouri	44	5,533,720	1.63	8.081	685	69.27	84.12	356
Wisconsin	32	4,918,271	1.45	8.308	660	67.56	84.67	344
Indiana	64	4,567,090	1.34	8.540	684	68.04	87.36	349
South Carolina	34	4,374,693	1.29	8.249	665	68.34	84.57	350
Minnesota	24	4,226,827	1.24	8.289	688	67.52	85.70	354
Tennessee	41	3,698,336	1.09	7.953	686	69.40	84.37	348
Washington	19	3,665,318	1.08	7.579	676	66.70	80.55	356
Louisiana	29	3,405,409	1.00	8.014	666	66.48	88.26	355
District of Columbia	9	3,138,999	0.92	8.569	678	68.91	84.21	356
Connecticut	13	3,075,749	0.91	8.300	700	67.27	80.65	356
Idaho	16	2,493,780	0.73	7.956	680	70.50	81.87	337
New Hampshire	12	2,435,650	0.72	8.011	733	65.05	85.75	347
New Mexico	13	2,226,888	0.66	8.277	674	66.36	87.99	356
Alabama	26	2,202,252	0.65	8.193	652	66.88	87.36	341
Oklahoma	20	2,187,594	0.64	8.164	685	66.95	89.15	356
Delaware	13	2,094,584	0.62	7.980	680	67.44	84.61	356
Iowa	13	1,854,803	0.55	8.234	649	65.44	89.52	356
Nebraska	17	1,708,838	0.50	7.979	665	68.63	86.11	337
Kentucky	18	1,705,001	0.50	8.061	665	65.58	84.70	356
Hawaii	5	1,642,997	0.48	7.031	665	60.07	63.49	356
Oregon	8	1,553,577	0.46	7.334	666	71.92	81.65	356
Arkansas	13	1,409,293	0.41	7.897	673	70.01	82.28	349
Utah	8	1,334,363	0.39	7.910	711	67.38	86.02	356
Kansas	15	1,323,595	0.39	8.407	661	64.04	86.41	356
Rhode Island	5	1,290,133	0.38	7.623	649	72.63	76.62	355
Mississippi	11	1,093,968	0.32	7.943	658	65.98	86.35	356
Vermont	2	781,675	0.23	8.250	687	74.41	79.23	356
Wyoming	4	767,559	0.23	7.859	673	60.61	83.16	356
West Virginia	5	757,553	0.22	7.884	667	72.51	76.39	299
Alaska	4	722,486	0.21	8.208	650	66.54	88.17	356
Maine	3	649,776	0.19	8.165	682	70.64	83.81	356
Montana	3	387,614	0.11	7.391	689	70.73	79.12	356
South Dakota	2	190,917	0.06	7.320	644	74.99	84.88	356
North Dakota	2	173,304	0.05	8.285	678	64.72	92.05	356
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353

Original Prepayment Penalty Term of the Mortgage Loans
Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Weighted Average Gross Coupon	Weighted Average FICO	Weighted Average Effective LTV	Weighted Average Original LTV	Weighted Average Stated Remaining Term
No Prepay Penalty	801	$147,349,835	43.38%	8.329%	677	67.55%	84.43%	353
12	27	3,460,076	1.02	8.322	671	66.52	80.36	351
24	167	29,122,327	8.57	7.886	673	68.35	82.95	350
36	895	159,712,847	47.02	7.649	668	67.89	81.64	353
Total:	1,890	$339,645,085	100.00%	7.971%	673	67.76%	82.95%	353